UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2011

AMP HOLDING INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4540 Alpine Avenue, Blue Ash, Ohio 45242
(Address of principal executive offices) (zip code)

513-297-3640
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into A Material Definitive Agreement

Item 3.02     Unregistered Sales of Equity Securities

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2011, AMP Holding Inc. (the “Company”) granted the below stock options and common stock purchase warrants to Joseph Paresi, James Taylor and Stephen Burns, officers and directors of the Company, for achieving various milestones and targets over the last six months including the continuous raising of and management of operational funds, the development of an operational plan that addresses product development, production readiness, vehicle certification planning and start of the certification process, the addition of key personnel to fulfill operational requirements such as procurement, engineering and finance, the establishment of a number of channels to market and initial agreements with distributors including the recently announced Distribution Agreement with Northern Lights Energy ehf. (“NLE”), an Icelandic company that operates in the energy and transportation sectors, pursuant to which the Company will manufacture, assemble, produce, and sell Company products to NLE in exchange for granting NLE the exclusive right within the country of Iceland.   Further, Mr. Paresi has been appointed as Executive Chairman pursuant to which he will assist the Company in various fund raising efforts, business development planning and support and specific corporate development activities in a cooperative manner with Mr. Taylor.   Mr. Paresi has provide such services, without salary, since his appointment as Chairman of the Board of Directors.  The Company issued Mr. Paresi a stock option to acquire 500,000 shares of common stock at an exercise price of $0.60 per share for a period of five years, a stock option to acquire 1,000,000 shares of common stock at an exercise price of $0.60 per share for a period of five years and a common stock purchase warrant to acquire 500,000 shares of common stock at an exercise price of $2.00 per share for a period of five years.   The Company issued Mr. Taylor a stock option to acquire 500,000 shares of common stock at an exercise price of $0.60 per share for a period of five years and a common stock purchase warrant to acquire 500,000 shares of common stock at an exercise price of $2.00 per share for a period of five years.  The Company issued Mr. Burns a stock option to acquire 500,000 shares of common stock at an exercise price of $0.60 per share for a period of five years and a common stock purchase warrant to acquire 500,000 shares of common stock at an exercise price of $2.00 per share for a period of five years.

The above securities were issued in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the “Securities Act”). The recipients are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01      Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	Stock Option to acquire 500,000 shares of common stock issued to Joseph Paresi dated May 25, 2011

4.2	Stock Option to acquire 1,000,000 shares of common stock issued to Joseph Paresi dated May 25, 2011

4.3	Common Stock Purchase Warrant to acquire 500,000 shares of common stock issued to Joseph Paresi dated May 25, 2011

4.4	Stock Option to acquire 500,000 shares of common stock issued to James Taylor dated May 25, 2011

4.5	Common Stock Purchase Warrant to acquire 500,000 shares of common stock issued to James Taylor dated May 25, 2011

4.6	Stock Option to acquire 500,000 shares of common stock issued to Stephen Burns dated May 25, 2011

4.7	Common Stock Purchase Warrant to acquire 500,000 shares of common stock issued to Stephen Burns dated May 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMP HOLDING INC.

Date: May 27, 2011	By:	/s/ Paul V. Gonzales
Name: Paul V. Gonzales
Title: CFO